Exhibit 10.3

                             SUBSCRIPTION AGREEMENT

China Ticket Center, Inc.
28248 North Tatum Blvd., Suite B-1-434
Cave Creek, Arizona 85331
Attention: Board of Directors

Re: Purchase of 8,000,000 shares of China Ticket Center, Inc. Common Stock

Gentlemen,

     Please be advised that I am purchasing 8,000,000 shares of common stock of China Ticket Center, Inc. in a private transaction for an aggregate cash price of $800. The common stock is being acquired for my own account for investment purposes only and not for the interest of any other person and is not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof.

     I understand that my right to transfer, sell or assign my common stock in China Ticket Center, Inc. will be restricted in the manner set forth in your standard Securities Act of 1933 ("33 Act") restrictive legend that will be affixed to the certificate evidencing the common stock registered in my name, as follows:

On the front side of stock certificate:

"Transfer of the shares represented by this certificate is restricted - see reverse side."

On the reverse side of stock certificate:

"The shares represented by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been taken for investment. These shares have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be sold, transferred or assigned unless an opinion of counsel satisfactory to the company has been received by the company to the effect that such sale, transfer or assignment will not be in violation of the Act and the rules and regulations promulgated thereunder or applicable state securities laws."

     I understand that such restrictions include provisions against transfer unless such transfer is not in violation of Section 5 of the 33 Act or applicable state securities laws. Such restrictions will also require the delivery by me of a legal opinion satisfactory to you that any future sale, transfer or assignment of China Ticket Center, Inc. common stock will only be made pursuant to an exemption from registration under the 33 Act, if any.

Dated: March 10, 2011


/s/ Qieping Zhang
-----------------------------
Qieping Zhang, an Individual